Exhibit 99.1

DELTA AIR LINES, INC. 1030 DELTA BOULEVARD DEPARTMENT 829 ATLANTA, GA 30320-6001

You may submit your proxy or voting instructions, as applicable, using the Internet, telephone or U.S. mail. Participants in the Delta Pilots Savings Plan and holders of unvested restricted stock may submit their voting instructions on this proxy card.

To use the Internet, go to www.proxyvote.com. To use the telephone, use a touch-tone telephone and call 1-800-690-6903. Have your proxy card in hand when you access the website or call and follow the instructions. You will need your 12 digit Control Number, which is located on this proxy card.

If you mail your proxy card, mark, sign and date your card and return it in the postage-paid envelope, or send it to: For registered stockholders and holders of unvested restricted common stock - Delta Air Lines, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For Delta Pilots Savings Plan participants - Fidelity Management Trust Company c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTING DEADLINES

Delta Pilots Savings Plan Participants: To submit your instructions using the Internet or telephone, you must do so before 5:00 p.m. Eastern Daylight Time (EDT) on Tuesday, September 23, 2008. If you mail your proxy card, it must be received by the administrator by that time.

Registered Stockholders and Holders of Unvested Restricted Stock: To submit your instructions using the Internet or telephone, you must do so before 11:59 p.m. EDT on Wednesday, September 24, 2008.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

Delta encourages stockholders to sign up to receive proxy materials electronically in the future. Using electronic communication significantly reduces our printing and postage costs, and helps protect the environment. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive stockholder communications electronically in the future.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DELTA1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

DELTA AIR LINES, INC.

	DELTA'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:	For	Against	Abstain

1.	Approve the issuance of Delta common stock, in the merger contemplated by the Agreement and Plan of Merger, dated as of April 14, 2008, by and among Delta Air Lines, Inc., Nautilus Merger Corporation and Northwest Airlines Corporation.	0	0	0

2.	Approve an amendment to the Delta 2007 Performance Compensation Plan to increase the number of shares of Delta common stock issuable under the plan by a number of shares equal to 15% of Delta’s outstanding equity capitalization, determined on a fully-diluted basis at the closing of the merger (after giving effect to the shares of Delta common stock to be issued to the stockholders of Northwest Airlines Corporation in the merger and in the employee equity issuance).	0	0	0

	(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

For address changes and/or comments, please check this box and write them on the back where indicated.			0

Please indicate if you plan to attend this meeting.	0	0

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

DELTA AIR LINES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DELTA AIR LINES, INC.

I hereby appoint Richard H. Anderson, Daniel A. Carp and David R. Goode, and each of them, as proxies with full power of substitution, for and in my name, to vote all shares of common stock of Delta Air Lines, Inc. owned by me which I would be entitled to personally vote on all matters which may properly come before the Special Meeting of Stockholders of Delta to be held at the Georgia International Convention Center on Thursday, September 25, 2008 at 2:00 p.m. EDT, or any adjournment of the meeting.

The proxies shall vote subject to the directions indicated on the reverse side of this Proxy Card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the special meeting or any adjournment of the meeting. The proxies will vote as the Board of Directors recommends where a choice is not specified. The proxies cannot vote these shares unless you sign, date and return this Proxy Card or vote by the Internet or telephone.

If I am the holder of unvested restricted common stock granted under Delta’s 2007 Performance Compensation Plan, I hereby instruct the administrator of the 2007 Performance Compensation Plan to vote the shares of unvested restricted common stock granted to me at the special meeting, as indicated on the reverse side of this card. I understand that the administrator of the 2007 Performance Compensation Plan will not vote the shares of unvested restricted common stock granted to me if I do not submit voting instructions before 11:59 p.m. EDT on Wednesday, September 24, 2008.

If I am a participant in the Delta Pilots Savings Plan (Pilot Plan), I hereby instruct Fidelity Management Trust Company, as Trustee (Trustee), to vote the shares of Delta common stock attributable to my Pilot Plan account at the special meeting, as indicated on the reverse side of this card. These instructions shall be confidential. I understand that the Trustee will not vote shares attributable to my Pilot Plan account if the Trustee does not receive voting instructions from me before 5:00 p.m. EDT on Tuesday, September 23, 2008.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)